Contact:	Stephen H. Gordon David S. DePillo	Chairman & CEO President & COO	Telephone: Facsimile:	(949) 585-7500 (949) 585-0174

COMMERCIAL CAPITAL BANCORP TO HOST CONFERENCE CALL AND WEBCAST
HIGHLIGHTING FOURTH QUARTER AND YEAR 2004 EARNINGS RELEASE

IRVINE, CA – January 3, 2005 – Commercial Capital Bancorp, Inc. (the “Company”), (NASDAQ: “CCBI”), announced today that it will release its earnings for the fourth quarter and year ended December 31, 2004, before the market opens on Monday, January 24, 2005. At 7:00 a.m. PST the same day, Stephen H. Gordon, Chairman and CEO, David S. DePillo, Vice Chairman, President and COO, and Christopher G. Hagerty, EVP and CFO, will host a discussion of the Company’s fourth quarter and year 2004 performance.

Analysts and investors may listen to the discussion and participate in the question/answer session by using the phone number listed below, or through a live video webcast of the conference available through a link on the home page of the Company’s website at www.commercialcapital.com. The multimedia webcast enables conference participants to experience the conference with greater impact by simultaneously viewing the video broadcast as well as tables, charts, and speaker’s notes. The webcast also allows participants to interact with the speakers through a live web-based question and answer session. Windows Media player is required for viewing the video webcast. It is recommended that participants dial into the conference call, or log into the webcast, approximately 5 to 10 minutes prior to the call

Conference Call Date: Monday, January 24, 2005 Time: 7:00 a.m. PST (10:00 a.m. EST) Phone Number (800) 299-9086 International Dial In (617) 786-2903 Access Code: 20745033	Webcast Date: Monday, January 24, 2005 Time: 7:00 a.m. PST (10:00 a.m. EST) Webcast URL: www.commercialcapital.com Windows Media player is required

Replay Information: for those who are unable to participate in the call or webcast live, an archive of the webcast will be available on the Company’s website at www.commercialcapital.com beginning approximately 2 hours following the end of the call. To listen to the call replay dial (888) 286-8010, or for international callers dial (617) 801-6888, the access code for either replay number is 89916471. The webcast archive and call replay will be available until March 6, 2005.

At September 30, 2004, Commercial Capital Bancorp, Inc. had total assets of $5.0 billion, and total deposits of $2.3 billion. Commercial Capital Bank operates 21 banking offices located in Westlake Village (Ventura County), Tarzana, Malibu, Beverly Hills, Baldwin Hills, Westchester, Hawthorne, Manhattan Beach, Gardena, Hermosa Beach, Torrance, Redondo Beach (Los Angeles County), Orange, Irvine (3), Rancho Santa Margarita (Orange County), Riverside (Riverside County), La Jolla, Del Mar and San Diego (San Diego County), and 11 lending offices, located in Sacramento, Corte Madera, Burlingame, Oakland, Encino, Glendale, West Los Angeles, El Segundo, Irvine, Riverside, and San Diego, California, with plans to open banking offices in San Mateo, California in early 2005, and Newport Coast, California in mid-2005. The Company was the 3rd largest multi-family lender in California during the 12 months ended September 30, 2004 (source: Dataquick Information Systems) and the Bank was the fastest growing savings institution in California, based on percentage growth in total assets over the 36 months ended September 30, 2004 (source: www.fdic.gov).

This release and the aforementioned conference call and webcast may include forward-looking statements related to the Company’s plans, beliefs and goals, which involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets. The Company undertakes no obligation to revise or publicly release any revision to these forward-looking statements.